SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 April 19, 2000
                -------------------------------------------------
                (Date of Report (Date of earliest event reported)

                                  eWeb21 Corp.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                   0-5367               11-1717709
       ---------------               -----------        -------------------
       (State or other               (Commission          (IRS Employer
       jurisdiction of               File Number)       Identification No.)
        incorporation)


          21st Floor, Technomart 546-4
          Kui-dong, Kwangjin-gu, Seoul, Korea                 #143-7212
         ---------------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code: +82 2 2204 3619

                         D-LANZ DEVELOPMENT GROUP, INC.
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 1. Change in Control of Registrant

(a) The Registrant has had a change in control. On April 19, 2000, the Registrant acquired all the capital stock of Eweb21, Inc., a Korean corporation, in exchange for 14,880,000 shares of the Registrant's common stock, whereby control of the registrant has changed to the controlling stockholders of Eweb21, Inc.

(b) There are no arrangements by which a change in control will occur in the future.

Item 2. Acquisition of Capital Stock

     On April 19, 2000, the Registrant acquired all the capital stock of Eweb21, Inc., a Korean corporation, in exchange for 14,880,000 shares of the Registrant's common stock, whereby control of the Company has changed to the controlling stockholders of Eweb21, Inc. Eweb21, Inc.'s business provides services on the internet under the names Eweb Mail, Eweb Commerce, Eweb Wizard and Eweb Find for over 60,000 on-line distributors through offices in London, U.K., Seoul, Korea, Tokyo, Japan and Sydney, Australia.

     The Agreement of Business Combination By Stock Exchange is attached to the Registrant's is attached to the Registrant's Form 8-K filed with the Commission on May 23, 2000. as Exhibit 1.

     For the next 12 months, the Registrant plans to devote the majority of its efforts to (i) obtaining financing to expand Eweb21 Inc.'s distributor base,
(ii) hire necessary personnel; (iii) improve its web portal site and expand product offerings and (iv) acquire assets needed to continue that expansion.

Item 3.  Bankruptcy or Receivership

         Not applicable.

Item 4. Changes in Registrant's Certifying Public Accountant.

         Not applicable.

Item 5.  Other events.

         None reported.

Item 6.  Resignations of Registrant's Officers and Directors.

     On April 19, 2000, as a condition of, and as result of, the above mentioned acquisition, Roger L. Fidler and Jay Hait resigned their positions as officers and directors of the corporation after appointing their replacements. The copies of the letters of resignation of Mr. Fidler and Mr. Hait were attached as
Exhibit 2a and 2b to the Form 8K filed with the Commission on May 23, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Pro-forma Consolidated Financial Statement of D-Lanz Development Group, Inc. giving effect to transfer of certain assets to Global Agri-Med Technologies, Inc.

Pro-forma Consolidated Financial Statement of D-Lanz Development Group, Inc. giving effect to the exchange of common stock for all the all the capital stock of eWeb21, Inc., a Korean corporation.

Audited Financial statements for eWeb21, Inc., a Korean corporation, for the period from inception (October 11, 1999) to December 31, 1999

Unaudited financial statements of eWeb21, Inc., a Korean corporation, as of March 31, 2000.

Item 8.  Change in Fiscal Year:  Not applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Date:  November 3, 2000

                                eWeb21 Corp.

                                By:/s/Paul Lambert
                                -----------------------
                                   Paul Lambert
                                   Chief Executive Officer

                                   EXHIBIT 4

                         D-LANZ DEVELOPMENT GROUP, INC.

                                    Pro-forma
       Consolidated Financial Statement of D-Lanz Development Group, Inc.
                   giving effect to transfer of certain assets
                     to Global Agri-Med Technologies, Inc.
                                   (Unaudited)

     The following unaudited proforma combined condensed financial statements present a combined balance sheet and related statements of income, cash flows and stockholders' equity of D-Lanz Development Group, Inc. (the "Company"), Global Agri-Med Technologies, Inc. ("Agri-Med") giving effect to the spin off of Global Agri-Med Technologies, Inc. and as if the reverse pooling method of accounting for the proposed spin off pursuant to an Agreement of Sale, the ("Agreement"), which was dated on April 1, 2000.

     The Company formed a subsidiary with the name Global Agri-Med Technologies, Inc. and on March 31, 2000 and in April, 2000 assigned the License rights to certain patented technology to manufacture and market for the countries of Chile and Singapore a temperature sensing device and diagnostic direct reading, digital device to screen the breast for abnormalities, including cancer and transferred the other assets and debts of the Company to this subsidiary

     The pro forma combined condensed balance sheet as of April 1, 2000 and the related statements of income for the three months ended April 1, 2000 giving effect to the proposed transactions as if they had been in effect throughout the periods presented. The information shown is based upon numerous assumptions and estimates and is not necessarily indicative of the results of future operations of the combined entities or the actual results that would have occurred had the transaction been consummated during the periods indicated. These statements should be read in conjunction with the consolidated financial statements of the Company, and the financial statements of Agri-Med included herein.

                         D-LANZ DEVELOPMENT GROUP, INC.
                         (a development stage company)

                             PROFORMA BALANCE SHEET

                                                   Unaudited
                                                 Global Agri-Med      Adjustments
                                     D-Lanz       Technologies,     to reflect spin        D-Lanz
                                   Development         Inc.        off to Agri-Med       Development
                                   Group, Inc.                     Technologies, Inc.    Group, Inc.


     Assets

Current assets

  Cash                            $     292                       $    (292)             $     -0-
                                  ---------                       ----------             ----------
  Total current assets                  292                            (292)                   -0-


Other assets

  Organization costs                                                    475
  License agreement                 252,500                        (252,500)                   -0-
                                  ---------       -------        ----------
Total other assets                  252,500       $   475          (252,500)                   -0-
                                  ---------       -------        ----------                --------
Total assets                      $ 252,792       $   475        $ (252,792)             $     -0-
                                  =========       =======        ===========             ==========


                      Liabilities and Stockholders' Equity

Current liabilities

  Accounts payable and
    accrued expenses              $ 420,250                       $ 420,250
  Officer loan payable               23,091                          23,091                   -0-
                                  ---------                       ----------               -------
  Total current liabilities         443,341                         443,341


Stockholders' equity
  Preferred stock authorized
  50,000,000 shares; $.001 per
  share each. At March 31, 2000
  there are -0- shares out-
  standing
  Common Stock authorized
  50,000,000 shares, $0.001
  par value each.
  At  March 31, 2000, there were
  11,900,000 shares outstanding      11,900            500                                 11,900

Additional paid in capital        1,470,151                         252,500             1,217,651

Deficit accumulated during
   the development stage         (1,672,600)           (25)        (443,049)           (1,229,551)
                                 -----------          -----        ---------           -----------

Total stockholders' equity         (190,549)           475         (190,549)                  -0-
                                 -----------          -----                            -----------
Total liabilities and
  stockholders' equity          $   252,792          $ 475         $252,792             $     -0-
                                ============         ======        ========            ==========

                 See accompanying notes to financial statements.

                         D-LANZ DEVELOPMENT GROUP, INC.
                          (a development stage company)
                        PROFORMA STATEMENT OF OPERATIONS
                                    Unaudited

                                 MARCH 31, 2000



                                                                         Adjustments to
                                           D-Lanz     Global Agri-Med    reflect spin off        D-Lanz
                                        Development     Technologies.      to Agri-Med        Development
                                        Group, Inc.        Inc.          Technologies, Inc.     Group, Inc.
                                        ----------        -------       -----------------      ----------
Revenue
                                           $   -0-          $   -0-          $   -0-            $   -0-

Costs of goods sold                            -0-              -0-              -0-                -0-
                                             ------           ------           ------             ------

Gross profit                                   -0-              -0-              -0-                -0-

Operations:
  General and administrative               402,311            2,250              -0-            402,311
  Non cash expenses-consulting fees
  Depreciation and  amortization               -0-               25              -0-                -0-
                                           --------           ------           -----           --------
  Total expense                            402,311            2,275              -0-            402,311

Loss  from operations                     (402,311)          (2,275)             -0-           (402,311)


Other income
  Interest income

  Interest expense                             (340)                                               (340)
                                                            --------                           ----------
Total other income                             (340)                                               (340)

Net income (loss)                         $(402,651)       $  (2,275)          $ -0-          $(402,651)
                                          ==========       ==========          =======        ==========








                 See accompanying notes to financial statements.

     Note 1 -

     During April, 2000, D-Lanz Development Group, Inc., (the "Company") completed a series of transactions as follows:

a.   Reverse Split

     In April, 2000, the Company reversed split the number of shares of common stock outstanding in a ration of 100 to 1 restating the number of shares of common stock outstanding from 11,900,000 to 120,000.

b.   Formation of Subsidiary

     The Company formed a subsidiary, Global Agri-Med Technologies, Inc., and, on March 31, 2000 and in April, 2000, assigned the license rights to certain patented technology to manufacture and market for the countries of Chile and Singapore a temperature sensing device and diagnostic direct reading, digital device to screen the breast for abnormalities, including cancer, and transferred the other assets and debts of the Company to this subsidiary.

c.   Reverse Merger of eWeb21, Inc. and Recapitalization of the Company

     In April,  2000, the Company  completed a reverse merger with eWeb21,  Inc.
(eWeb) giving effect to the reverse acquisition which has been accounted for as the issuance of 11,880,000 shares of common stock by a private company for the net assets of the Company, accompanied by a recapitalization pursuant to an Agreement of Business Combination, the ("Agreement"), which was dated on March, 2000. Accordingly, the financial statements of Company became the consolidated financial statements of eWeb21 Corporation.

     The pro forma combined condensed balance sheet as of March 31, 2000 consists of the Unaudited balance sheet of the Company as at March 31, 2000 and the unaudited balance sheet of eWeb at March 31, 2000 and the unaudited related statements of income, cash flows and stockholders equity for the three months ended March 31, 2000 and the unaudited related statements of income, cash flows and stockholders equity for eWeb for the three months ended March 31, 2000 giving effect to the proposed transactions as if they had been in effect throughout the periods presented.

                                   EXHIBIT 5

                         D-LANZ DEVELOPMENT GROUP, INC.

Pro-forma Consolidated Financial Statement of D-Lanz Development Group, Inc. giving effect to the exchange of common stock for all the all the capital stock of eWeb21, Inc., a Korean corporation.
                                  (Unaudited)

     The following unaudited proforma combined condensed financial statements present a combined balance sheet and related statements of income, cash flows and stockholders' equity of D-Lanz Development Group, Inc. (the "Company") and eWeb21, Inc., a Republic of Korea corporation giving effect to the reverse acquisition which has been accounted for as the issuance of 11,880,000 shares of common stock by a private company for the net assets of the Company, accompanied by a recapitalization pursuant to an Agreement of Business Combination, the ("Agreement"), which was dated on March 31, 2000. Accordingly, the financial statements of Company became the consolidated financial statements of eWeb21 Corporation.

    The pro forma combined condensed balance sheet as of March 31, 2000 and the related statements of income, cash flows and stockholders' equity for the three months ended March 31, 2000 giving effect to the proposed transactions as if they had been in effect throughout the periods presented. The information shown is based upon numerous assumptions and estimates and is not necessarily indicative of the results of future operations of the combined entities or the actual results that would have occurred had the transaction been consummated during the periods indicated. These statements should be read in conjunction with the consolidated financial statements of the Company, and the financial statements of eWeb21 Corporation.


                         D-Lanz Development Group, Inc.
                          (a development stage company)
                                  (Unaudited)

                             PROFORMA BALANCE SHEET
                                 March 31, 2000

                                                                                     Consolidated
                                          D-Lanz                                        D-Lanz
                                       Development       eWeb21,                      Development
                                       Group, Inc.         Inc.       Adjustments     Group, Inc.
                                      -----------      -----------    -----------    ----------
Assets

Current assets

  Cash and cash equivalents           $     -0-        $ 1,389,482     $     -0-      $ 1,389,482
  Accounts receivable                                      960,898                        960,898
  Short term loans receivable                              276,137                        276,137
  Other current assets                                     660,951                        660,951
                                      ----------        ----------     ---------       -----------
  Total current assets                      -0-          3,287,468           -0-        3,287,468
Property and equipment

  Vehicles                                                  64,303                         64,303
   equipment, furniture and
   fixtures                                                605,957                        605,957
  Less accumulated depreciation                            (73,580)                       (73,580)
                                                        -----------                     ----------
  Net property and equipment                               596,680                        596,680
Other assets

  Software development costs                               368,346                        368,346
  Guarantee deposit                                      1,295,852                      1,295,852
  Government security deposit                                   90                             90
  Intangible asset                                          41,697                         41,697
                                                         ---------                    ------------
  Total other assets                                     1,705,985                      1,705,985
                                                        ----------                    ------------
Total assets                          $    -0-        $  5,590,133      $    -0-      $ 5,590,133
                                      =========       ============      ========      ===========

                      Liabilities and Stockholders' Equity

Current liabilities

  Accounts payable and
    accrued expenses                                    $  340,382                    $  340,382
  Short term borrowing                                   2,870,388                     2,870,388
  Deferred income                                          271,458                       271,458
                                                        ----------                    ----------
  Total current liabilities                              3,482,228                     3,482,228
Stockholders' equity

  Preferred stock authorized
   50,000,000 shares, $.001 par value
   each. At March 31, 2000 there are
   -0- shares outstanding
  Common Stock authorized 50,000,000
    shares, $0.001  par value each.
    At March 31, 2000, there were
   119,343 shares outstanding with
   14,880,000 shares being issued.        11,900         2,475,877    (2,472,777)         15,000

 Common stock subscribed                                 1,490,231                     1,490,231
Additional paid in capital               (11,900)                      2,472,777       2,460,877
  Currency translation adjustment                           17,203                        17,203
Deficit accumulated during the
  development stage                           -0-       (1,875,406)                   (1,875,406)
                                         ---------      -----------                   -----------`

Total stockholders' equity                    -0-        2,107,905                     2,107,905
                                         ---------      ----------                     ---------
Total liabilities and
   stockholders' equity                  $    -0-      $ 5,590,133        $  -0-      $5,590,133
                                         ========      ===========       =======      ==========


                 See accompanying notes to financial statements.

                         D-Lanz Development Group, Inc.
                          (a development stage company)
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the three months ended March 31, 2000

Consolidated
                                         Consolidated                                  D-Lanz
                                          Development      eWeb21,                     Development
                                          Group, Inc.       Inc.       Adjustments    Group, Inc.
                                         ------------    -----------   -----------   ------------

Revenue                               $       -0-        $1,378,958                  $1,378,958

Costs of services                             -0-         1,062,407                   1,062,407
                                                          ----------                  ----------

Gross profit                                  -0-           316,551                     316,551

Operations:
  Selling, general and
  administrative expenses                                   666,283                     672,116
  Depreciation expense                                          -0-                         -0-
  Non cash payment for
   consulting fees                                        1,480,154                   1,480,154
                                                         ----------                   ---------
  Total expense                               -0-         2,146,437                   2,146,437

Income (Loss)  from operations
   and before corporate                                  (1.829,886)                 (1,829,886)
income taxes

  Corporate income taxes

Other income and expenses
  Interest income                                             1,037                       1,037
  Interest expense                                          (16,048)                    (16,048)
  Foreign currency transaction
    loss-net                                                (16,853)                    (16,853)
  Other net                                                     241                         241
                                                            --------                    --------
                                                            (31,208)                    (31,208)

Net income (loss)                            $   -0-    $(1,861,094)     $   -0-    $(1,861,094)
                                             =========  ============     ========   ============

Net income (loss)  per share -basic          $  0.00    $    (1.37)      $  0.00       $   (1.37)
                                             =========  ============     ========   =============
Number of shares outstanding-basic         1,360,000      1,360,000    1,360,000       1,360,000
                                           ==========    ==========    ==========   =============





                 See accompanying notes to financial statements.

     Note 1 -

     During April, 2000, D-Lanz Development Group, Inc., (the "Company") completed a series of transactions as follows:

a.   Reverse Split

     In April, 2000, the Company reversed split the number of shares of common stock outstanding in a ration of 100 to 1 restating the number of shares of common stock outstanding from 11,900,000 to 120,000.

b.   Formation of Subsidiary

     The Company formed a subsidiary with the name Global Agri-Med Technologies, Inc. and on March 31, 2000 and in April, 2000 assigned the License rights to certain patented technology to manufacture and market for the countries of Chile and Singapore a temperature sensing device and diagnostic direct reading, digital device to screen the breast for abnormalities, including cancer and transferred the other assets and debts of the Company to this subsidiary.

c.   Reverse Merger of eWeb2, Inc. and Recapitalization of the Company

     In April, 2000, the Company completed a reverse merger with eWeb21, Inc. ("eWeb") giving effect to the reverse acquisition which has been accounted for as the issuance of 11,880,000 shares of common stock by a private company for the net assets of the Company, accompanied by a recapitalization pursuant to an Agreement of Business Combination, the ("Agreement"), which was dated on March, 2000. Accordingly, the financial statements of Company became the consolidated financial statements of eWeb21, Inc.

     The pro forma combined condensed balance sheet as of March 31, 2000 consists of the Unaudited balance sheet of the Company as at March 31, 2000 and the unaudited balance sheet of eWeb at March 31, 2000 and the unaudited related statements of income, cash flows and stockholders' equity for the three months ended March 31, 2000 and the unaudited related statements of income, cash flows and stockholders' equity for eWeb for the three months ended March 31, 2000 giving effect to the proposed transactions as if they had been in effect throughout the periods presented.

                          EXHIBIT 6


Audited Financial statements for eWeb21, Inc., a Korean corporation, for the period from inception (October 11, 1999) to December 31, 1999




                                  eWeb21, Inc.
                              Financial Statements
                             As of December 31, 1999
                       (With Independent Auditors' Report)
                          Sejong Accounting Corporation
                          SEJONG ACCOUNTING CORPORATION

                          Sejong Accounting Corporation
                6th floor, Dong-in Building, 1606-2 Seocho-dong,
                         Seocho-gu, Seoul 137-070, Korea
                            Telephone +82 2 523 3367
                            Facsimile +82 2 523 2305

                          Independent Auditors' Report

The Board of Directors and Stockholders
eWeb21, Inc. (a development stage company) :


     We have audited the accompanying balance sheet of eWeb21, Inc. ("the Company") as of December 31, 1999 and the related statements of operations and retained earnings and cash flows for the period from inception, October 11, 1999, to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eWeb21, Inc. (a development stage company) at December 31, 1999, and the results of its operations and retained earnings and cash flows for the period from inception, October 11, 1999, to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that eWeb21 Corporation (a development stage company) will continue as a going concern. As more fully described in note1, the Company has incurred operating losses since the date of inception and requires additional capital to continue operations. The operations of the Company, and those of other companies in the Republic of Korea have also been significantly affected, and will continue to be affected for the foreseeable future, by the country's unstable economy caused by the currency devaluation, volatile stock markets and slowdown in growth in the Asia-Pacific region. While the Korean economy has recently shown signs of improvement, there are still uncertainties in the region that may affect future operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from those uncertainties. Management's plans as to these matters are described in Note 1. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of eWeb21 Corporation (a development stage company) to continue as a going concern.

Seoul, Korea
February 25, 2000
                                  eWeb21, Inc.

                                  Balance Sheet

                                December 31, 1999


                                                  Won (thousands)   U.S. dollars (note 1(i))
                                                  ---------------   ------------------------
           Assets

Current assets:
   Cash and cash equivalents (note 1(C))         W        25,955       $       22,661
   Accounts receivable                                   942,711              823,041
   Prepaid assets (note 2)                               222,015              193,832
                                                  --------------        -------------

       Total current assets                            1,190,681            1,039,534

Property and equipment: (note 3)
    Equipments and furniture                             139,791              122,046
   Less accumulated depreciation                          (8,018)              (7,000)
                                                  ---------------       --------------

       Net property and equipment                        131,773              115,046

Other assets

   Guarantee Deposits                                    269,677              235,444
   Government Securities                                     100                   87
   Capitalized Computer Software (Note 1(f))               4,669                4,076
                                                      ----------         ------------

        Total other assets                               274,446              239,607
                                                      ----------          -----------

                                                  W    1,596,900       $    1,394,187

                                                    ============        =============








                See accompanying notes to financial statements.

                                  eWeb21, Inc.



                                                      Won (thousands)   U.S. dollars (note 1(i))
                                                      ---------------   ------------------------

Liabilities and Stockholders' equity

Current liabilities:
   Accounts payable and accrued expenses             W       862,271       $      752,813
   Short-term borrowings (note 4)                            594,775              519,273
   Deferred income                                            56,602               49,417
                                                    ----------------              --------

       Total current liabilities                           1,513,648            1,321,503


Stockholders' equity:
   Common stock of W 5,000 par value
   Authorized - 80,000 shares
   Issued and outstanding 20,000 shares
       at December 31, 1999 (note 11)                        100,000               83,146
  Currency translation adjustment                                  -                3,850
   Accumulated deficit                                       (16,748)             (14,312)
                                                       ---------------       --------------


       Total stockholders' equity                             83,252               72,684

Commitment and contingencies (note 6)                              -                    -
                                                        -------------          -----------

                                                     W     1,596,900       $    1,394,187
                                                      ==============        =============


                See accompanying notes to financial statements.

                                  eWeb21, Inc.

                             Statement of Operations

            For the period from October 11, 1999 to December 31, 1999


                                             Won
                                        (thousands, except
                                        earnings per share)     U.S. dollars (note 1(i))
                                       -------------------      ------------------------

Sales (note 1(k))                       W       479,664         $     409,892

Costs of sales                                  407,715               348,408
                                         ---------------              --------

    Gross profit                                 71,949                61,484

Selling and administrative expenses:             80,765                69,018
                                          --------------        -------------

   Operating gain (loss)                         (8,816)               (7,534)

Other income (deductions):
   Interest income                                  171                   146
   Other, net                                         1                     1
                                          --------------        -------------

                                                    172                   147
                                          --------------        -------------

    Loss before income taxes                     (8,644)               (7,387)

Income taxes (note 5)                             8,104                 6,925
                                          --------------        -------------

   Net income (loss)                  W         (16,748)            $ (14,312)
                                     ===================            ==========









                See accompanying notes to financial statements.

                                  eWeb21, Inc.

                        Statement of Stockholders' Equity

            For the period from October 11, 1999 to December 31, 1999

                                                                             Currency
Won (thousands)                               Common     Accumulated        translation
                                              Stock        deficit          adjustment        Total
                                            ----------   ------------       -----------      -------



Initial capitalization of 20,000 shares    W 100,000               -                         W  100,000
  on October 11, 1999

Net income (loss)                                  -         (16,748)                           (16,748)
                                           ---------         -----------                      ----------

Balance at December 31, 1999                 100,000         (16,748)              -          W  83,252
                                           =========     ===========       ========          ===========





U.S.Dollars                                                                 Currency
-----------                                  Common        Accumulated     translation
                                              Stock         deficit        adjustment        Total
                                            ----------    ------------     -----------      -------


Initial capitalization of 20,000 shares   $   83,146              -                      $    83,146
  on October 11, 1999

Net income (loss)                                  -        (14,312)          3,850          (10,462)
                                          ----------        ----------      ---------       -----------

Balance at December 31, 1999             $   83,146         (14,312)          3,850          $  72,684
                                         ===========       ==========       =========       == =========

                See accompanying notes to financial statements.

                                  eWeb21, Inc.

                             Statement of Cash Flows

            For the period from October 11, 1999 to December 31, 1999





                                                                         Won (thousands)    U.S. dollars (note 1(j))
                                                                         ---------------    ------------------------
Net Income          W                                                              (16,748)           $ (14,312)
Cash flows from operating activities:
       Depreciation of property and equipment                                        8,018                7,000
       Increase in accounts receivable                                            (942,711)            (823,041)
       Increase in advance payments                                               (219,320)            (191,479)
       Increase in accounts payable                                                801,304              699,585
       Increase in other payables                                                   32,476               28,353
       Increase in withholdings                                                      2,315                2,022
       Increase in deferred income                                                  56,602               49,417
       Increase in currency translation adjustment                                       -                3,850
       Other, net                                                                   23,481               20,500
                                                                             -------------        -------------

           Net cash used in operating activities:                                 (254,583)            (218,105)
                                                                             --------------       --------------

Cash flows from investing activities:

       Increase in investment securities                                              (100)                 (87)
       Increase in guarantee deposit                                              (269,677)            (235,444)
       Purchase of equipment and furniture                                        (139,791)            (122,046)
       Increase in development costs                                                (4,669)              (4,076)
                                                                             -------------        --------------

           Net cash used in investing activities                                  (414,237)            (361,653)
                                                                             --------------       --------------

Cash flows from financing activities:

       Increase in short-term borrowings, net                                      594,775              519,273
       Issuance of common stock                                                    100,000               83,146
                                                                             -------------        -------------

           Net cash provided by financing activities                               694,775              602,419
                                                                             -------------        -------------

Increase in cash and cash equivalents                                               25,955               22,661

Cash and cash equivalents at beginning of year                                           -                    -
                                                                             -------------        -------------

Cash and cash equivalents at end of year                                    W       25,955       $       22,661
                                                                             =============        =============







                See accompanying notes to financial statements.

                                  eWeb21, Inc.

                          Notes to Financial Statements

                                December 31, 1999

(1)  Summary  of  Significant   Accounting  Policies  and  Basis  of  Presenting
     Financial Statements

     (a)  Business overview

     eWeb21, Inc. (the "Company") was incorporated in the Republic of Korea on October 11, 1999 to engage primarily in an internet website and software development of e-marketing, e-commerce, e-design and e-advertising products and services. The products and services were developed to meet the needs of companies in the niche market of e-level marketing such as Promoweb (e-level marketing), C3 Shopping Store (e-commerce), Wizard (e-design), and Find (e-advertising).

        (b) Basis of Presenting Financial Statements

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $14,312 for the period from inception October 11, 1999, to December 31, 1999.

     These factors indicate that the Company's continuation as a going concern is dependent upon its ability to obtain adequate financing. The Company is anticipating that with the completion of a public offering and with the resulting increase in working capital, the Company will be able to continue to develop the Company's marketing program to develop its internet presence and experience an increase in revenue. The Company will require substantial additional funds to finance its business activities on an ongoing basis and will have a continuing long-term need to obtain additional financing. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress developing its software, initiating marketing penetration and signing distributors to internet contracts. The Company plans to engage in such ongoing financing efforts on a continuing basis.

        The financial statements presented consist of the balance sheet of the Company as at December 31, 1999 and the related statements of operations, stockholders equity and cash flows for the period from inception, October 11, 1999, to December 31, 1999.

        (c) Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and with banks, overnight repurchase agreements and certificates of deposit with initial terms less than three months when purchased with cash. For purposes of the statement of cash flows, the Company considers financial instruments with original maturities of three months or less to be cash equivalents.

        (d) Allowance for Doubtful Accounts

     Allowance for doubtful accounts is estimated based on management's judgment and an analysis of portfolio quality and past experience.

        (e) Property and Equipment

     Property and equipment are stated at cost. Significant additions or improvements extending useful lives of assets are capitalized. However, normal maintenance and repairs are charged to expense when incurred.

     Depreciation is computed by the declining-balance method using rates based on estimated useful lives of the respective assets as follows:

                                    Estimated

                                  useful lives

                      Equipment and furniture                                5


         (f) Software Development Costs

     Under SFAS No.86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed", capitalization of software development costs begins upon the establishment of technological feasibility of the product, which the Company has defined as the completion of beta testing of a working product. The establishment of technological feasibility and the on going assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic life and changes in software and hardware technology. As of December 31, 1999, the Company has capitalized $4,076 in software development costs.

         (g) Recent Accounting Pronouncements

        In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs.

        (h) Retirement and Severance Benefits

        Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company's estimated liability under the plan, which would be payable if all employees left on the balance sheet date, is to be accrued in the accompanying balance sheet.

     As of December 31, 1999, none of the Company's employees have been with the Company for more than one year and accordingly, no provision has been recorded for retirement and severance benefits.

        (i) Foreign Currency Transactions

     The functional currency is the Korean Won. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date and reported in US Dollars with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at W1,145.4 to US$1, the rate of exchange on December 31, 1999. Revenue, expenses, gains and losses from foreign currency transactions are converted at the exchange rate in effect on the date on which the transaction occurred. All foreign exchange transaction gains and losses are included in the results of operations.

        Balance sheet accounts, principally in Korean currency, are translated at the current exchange rate as of the balance sheet date. The resulting translation adjustment is recorded as a separate component of shareholders' equity.

        (j) Contingent Liabilities

        Contingent losses are generally recognized as liability when probable and reasonably estimable.

        (k) Revenue Recognition

     The revenue of the Company consist of product sale and services of internet website software. The product sale of the software is recognized when the Company confirms and authorizes each new sub domain name. The service of the software is recognized on a prorata basis during the service period.

     The  revenue of the  Company's  sales  through C3 (Cyber  Consumer  Centre:
Shopping Mall ) is recognized when members or cyber dealers order any products through our C3 mall and the actual delivery is done.

(l)       Costs of Sales

     Cost of sales relating to the internet website software consist of commission and hosting costs.

        (m) Selling and Marketing Costs

     Selling and marketing costs are expensed as incurred and totaled W23,065 thousands(US$19,710) for the period from inception, October 11, 1999 to December 31, 1999. These costs are reported under selling, general and administrative expenses on the statement of operating.

        (n) Income Taxes

     Income tax on the earnings or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of operations except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

     Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax basis. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amounts of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

     A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

        (o) Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make a number of estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

        (p) Accounting for Derivative Instruments and Hedging Activities

     SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities", requires the recognition of all derivatives as either assets or liabilities and the measurement of those instruments at fair value. SFAS No.137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No.133", issued in August 1999, postpones for one year the mandatory effective date for adoption of SFAS No. 133 to January 1, 2001.

     The Company does not currently engage in derivative trading or hedging activities; hence, SFAS No.133 and SFAS No.137 will not have a material impact on its financial position or results of operations.

(2) Prepaid Assets

        Prepaid assets at December 31, 1999 are summarized as follows:


                                                       Won (thousands)           U.S. dollars
                                                       ---------------            ------------


           Advance payment                            W  219,320            $    191,479
           VAT receivable                                  2,657                   2,320
           Prepaid income taxes                               38                      33
                                                          --------          -----------

                                                      W  222,015           $  193,832
                                                         =========          ==========



(3) Property and Equipment

        Property and Equipment for the Company consisted of the following at December 31, 2000:

                                                         Won (thousands)

        Asset                   Acquisition     Accumulated
                                 Cost         Depreciation      Balance


   Equipment and furniture        139,791          8,018          131,773

                                                          U.S. dollars
                                               -----------------------
                                               Acquisition     Accumulated

           Asset                   Cost         Depreciation      Balance

  Equipment and furniture         122,046          7,000          115,046



(4) Short-term Borrowings

        Short-term borrowings at December 31, 1999 are summarized as follows:


                       Lender                Annual Interest Rate         Won (thousands)             U.S. dollars

             Sea-Hyoung Oh                              0.0%               W       594,570             $     519,094
             Others                                     0.0%                           205                       179
                                                                            --------------              ------------

                                                                           W       594,775             $     519,273
                                                                            ==============              ============


(5) Income Taxes

          The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

          The Company is subject to corporate income tax and resident surtax normally at an aggregate rate of 30.8% on taxable income over W100,000 thousands and 17.6% on taxable income up to W100,000 thousands.

(6) Commitments and Contingencies

(a)       Agreements with service centers

             Under the terms of the Company's service agreement with its service centers, the Company is obligated to update any information necessary for the operations of the service centers, provide analysis and guidance to the service centers' business, and arrange a formal consultations to discuss the performance and operation of the service centers. Also, the Company must administer the operation of a worldwide commission calculation system and arrange global network incentives. The agreement is valid for five years from the commencement date, unless otherwise terminated in accordance with the terms and conditions of the agreement. The service centers may, at their option, renew the agreement for periods of five years unless breach of the agreement has taken place.

(b)       Lease agreements

          The Company has located its operating and administrative facilities at 21F Techno-mart 546-4 Kui-dong, Kwanggin-gu, Seoul, Korea pursuant to a lease agreement dated on Jan 31, 2000 for a term of 2 years with minimum annual rental payments as follows:

          For the period from inception, October 11, 1999, to December 31, 1999, rent expense was $15,443.

          According to a lease terms and conditions of Korea, the Company has paid lease deposit ($1,212,700) when the Company made lease contract. The Company could get full refund when the lease contract expired. Therefore the actual lease cost might be more than above figures.

        (c) Consulting Agreements

          The Company has entered in an consulting agreement with Samil Accounting corporation for a period of 1 years with annual consulting fee of $5,400.

        (d) Retirement and Severance Benefits

          The Company's retirement and severance program is that which is required under Korean legislation. As disclosed in note 1(h), each employee is entitled to a lump-sum payment based on a number of factors when they leave the Company. The employees are fully vested in these amounts and are entitled to receive the amounts immediately upon separation.

          The management of the Company believes that the amount of the Company's retirement and severance liability as of December 31, 1999 is immaterial due to the Company's short period of operation and, therefore, did not reflect the corresponding amount of liability on the accompanying balance sheet in accordance with Korean GAAP.

          Under U.S. GAAP, in accordance with the consensus in the Financial Accounting Standards Board ("FASB") Emerging Issues Task Force ("EITF") Issue No. 88-1, the basis of provision for allowance for retirement and severance benefits liability is adequately disclosed.

(7) Fair Value of Financial Instruments

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     (a) Cash and cash equivalents, accounts receivable, short-term borrowings, and accounts payable:

          The carrying amount approximates fair value because of the nature or short maturity of those instruments.

     (b)  Other Investments:

          The fair value of other investments such as government securities which are recorded in other assets is estimated based on quoted market prices for those or similar investment. The estimated fair value of the Company's other investment at December 31, 1999 is summarized as follows:


        Won (thousands)                          U.S. dollars
        --------------------------------     -------------------------
                                           Carrying amount       Fair value        Carrying amount     Fair value
                                           ---------------  ---------------      -----------------     ----------

             Other investment                    W    100                65            $      87               57



(8) Segment and Regional Information

     All of the Company's operations are currently represented by Promoweb software services. Revenues and costs by geographic area for the period from October 11, 1999 to December 31, 1999 are as follows:

                                         Korea

                Sales of services      Sales of merchandises         Total
                  ----------------------   ----------------------- ------------
    Won(thousand) U.S.dollar  Won(thousand) U.S.dollar  Won(thousand) U.S.dollar

Revenues        W 51,159   $ 43,717   W 428,505  $ 366,175 W 479,664  $409,892
Costs of service  43,485     37,160     364,230   311,248     407,715  348,408
                 --------   -------    ---------  --------   ---------  --------

Gross Profit(Loss)W7,674  $  6,557   W  64,275  $ 54,927   W  71,949  $ 61,484
                  =======   =======    ========   =======    ========   =======



(9) Comprehensive Income

     Under U.S. GAAP, the Company applies the provisions of Statement of Financial Accounting Standards ("SFAS") No.130, which requires the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) for period presented. Such a presentation is not required under Korean GAAP. As of December 31, 1999, the Company does not have any other comprehensive income (loss) items that are required for disclosure under U.S. GAAP and total comprehensive income (loss) is equal to net loss for the period from October 11, 1999 to December 31, 1999.

(10) Related Party Transactions

     a.   Inssuance of Shares of Common Stock

          On October 11, 1999, the Company sold an aggregate of 20,000 shares of common stock for an aggregate consideration of W100,000 thousands (US$83,146) or $4.16 per share as follows: 10,000 shares of common stock to Sea-Hyoung Oh; 5,000 shares of common stock to Paul Lambert and 5,000 shares of common stock to Edward George Spear.

(11) Common Stock

     (a)  Description

          The Company was incorporated in the Republic of Korea on October 11, 1999 and is authorized to issue 80,000 shares of common stock, $4.16 par value each share.

     (b)  Issuance of Shares of Common Stock.

          On October 11, 1999, the Company sold an aggregate of 20,000 shares of common stock for an aggregate consideration of W100,000 thousands(US$83,146) or $4.16 per share as follows: 10,000 shares of common stock to Sea-Hyoung Oh(President); 5,000 shares of common stock to Paul Lambert(Chairman) and 5,000 shares of common stock to Edward George Spear.

(12)   Economic Environment

      The Republic of Korea is believed to have overcome the economic crisis that began in late 1997 in Korea and in the Asia Pacific region in general. Nevertheless, it would be premature to be complacent about the economic recovery given, among other factors, the remaining residual effects of the crisis, which could have a continuing impact on the economy.

     The accompanying financial statements reflect management's current assessment of the impact to date of the economic situation on the financial position of the Company. Actual results could differ from management's current assessments and such differences could be material

(13) Development Stage Company

     The Company is considered to be a development stage company with little operating history. The Company is dependent upon the financial resources of the Company's management and from the net proceeds of private placements for its continued existence. The Company will also be dependent upon its ability to raise additional capital to complete its marketing plans, acquire additional equipment, management talent, and working capital to engage in any profitable business activity. Since its organization, the Company's activities have been limited to the preliminary development of its website, development of its infrastructure for basic staffing and management, hiring personnel and acquiring equipment and office space, development of its internet technology and preparation of documentation and the sale of a registered offering through its parent Company D-Lanz.

EXHIBIT 7


Unaudited financial statements of eWeb21, Inc., a Korean corporation, as of March 31, 2000.



                                  eWeb21, Inc.

                    Notes to Financial Statements, Continued
                    Financial Statements
                    As of March 31, 2000

                    (With Independent Accountants' Review Report)

                          Sejong Accounting Corporation

                          SEJONG ACCOUNTING CORPORATION

                          Sejong Accounting Corporation
                6th floor, Dong-in Building, 1606-2 Seocho-dong,
                         Seocho-gu, Seoul 137-070, Korea
                            Telephone +82 2 523 3367
                            Facsimile +82 2 523 2305


                     Independent Accountants' Review Report

To the Shareholders and Board of Directors of eWeb21,Inc. (a development company)


     We have reviewed the accompanying balance sheet of eWeb21, Inc. (a development stage company) as of March 31, 2000 and the related statement of operations and of cash flows for the three month period ended on March 31, 2000. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements referred to above for them to be in conformity with generally accepted accounting principles.

     We previously audited, in accordance with generally accepted auditing standards, the balance sheet as of December 31, 1999, and the related statements of operations, of changes in shareholders' equity and of cash flows for the year then ended (not presented herein), and in our report dated February 25, 2000, we expressed an unqualified opinion on financial statements. In our opinion, the balance sheet information as of December 31, 1999, is fairly stated, in all material respects in relation to the balance sheet from which it has been derived.

     The accompanying financial statements have been prepared assuming that a development stage company will continue as a going concern. The Company has incurred operating losses since the date of inception and requires additional capital to continue operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of a development stage company to continue as a going concern.

Seoul, Korea
May 13, 2000
                                  eWeb21, Inc.

                                  Balance Sheet

                                 March 31, 2000


                                                                          Won (thousands)   U.S. dollars (note 1(i))
                                                                          ---------------   ------------------------
           Assets

Current assets:
   Cash and cash equivalents (note 1(c))                                   W     1,539,963       $    1,389,482
   Accounts receivable                                                           1,064,963              960,898
   Short-term loans receivable (note 2)                                            306,043              276,137
   Prepaid assets (note 3)                                                         732,533              660,951
                                                                            --------------        -------------

       Total current assets                                                      3,643,502            3,287,468
                                                                            --------------        -------------

Property and equipment : (note 4)
   Vehicles                                                                         71,267               64,303
   Equipments and furniture                                                        671,582              605,957
   Less accumulated depreciation                                                   (81,549)             (73,580)
                                                                            ---------------       --------------

       Net property and equipment                                                  661,300              596,680
                                                                            --------------        -------------

Other assets

   Guarantee deposits                                                            1,436,193            1,295,852
   Government securities                                                               100                   90
   Capitalized computer software(note1(f))                                         408,238              368,346
   Intangible assets                                                                46,212               41,697
                                                                                -----------           ----------

      Total other assets                                                         1,890,743            1,705,985
                                                                                -----------           -----------

                                                                           W      6,195,545         $ 5,590,133
                                                                           ================         ============









                See accompanying notes to financial statements.

                                  eWeb21, Inc.



                                                                          Won (thousands)   U.S. dollars (note 1(i))
                                                                          ---------------   ------------------------
Liabilities and Stockholders' equity


Current liabilities:
   Accounts payable and accrued expenses                                   W       377,246       $      340,382
   Short-term borrowings (note 5)                                                3,181,251            2,870,388
   Deferred income                                                                 300,857              271,458
                                                                           ---------------        -------------

       Total current liabilities                                                 3,859,354            3,482,228
                                                                           ---------------        -------------


Stockholders' equity:
   Common stock of W 5,000 par value
   Authorized - 3,000,000 shares
   Issued and outstanding 556,331shares

       at March 31, 2000 (note 12)                                               2,781,655            2,475,877
   Common stock subscribed                                                       1,665,780            1,490,231
   Currency translation adjustment                                                       -               17,203
   Accumulated deficit                                                          (2,111,244)          (1,875,406)
                                                                            ---------------       --------------

       Total stockholders' equity                                                2,336,191            2,107,905
                                                                            --------------        -------------

Commitment and contingencies (note 7)                                               -                                  -
                                                                           ----------------        -------------

                                                                           W     6,195,545       $    5,590,133
                                                                            ==============        =============




                See accompanying notes to financial statements.

                                  eWeb21, Inc.

                             Statement of Operations

              For the period from January 1, 2000 to March 31, 2000

                                                                               Won
                                                                       (thousands, except
                                                                       earnings per share)  U.S. dollars (note 1(i))
                                                                       -------------------  ------------------------

Sales (note 1(k))                                                        W       1,551,893      $  1,378,958

Costs  of sales                                                                  1,195,645         1,062,407
                                                                            --------------        -------------

    Gross profit                                                                   356,248           316,551

Selling and administrative expenses                                                749,843           666,283
Non cash payment for consulting fee                                              1,665,780         1,480,154
                                                                            --------------      -------------

                                                                                 2,415,623         2,146,437
                                                                            --------------        -------------

   Operating gain(loss)                                                         (2,059,375)       (1,829,886)

Other income (deductions):
   Interest income                                                                   1,167             1,037
   Interest expenses                                                               (18,060)          (16,048)
   Foreign currency transaction profit                                                 467               415
   Foreign currency transaction loss                                               (18,966)          (16,853)
   Other, net                                                                          271               241
                                                                            --------------       -------------

                                                                                   (35,121)          (31,208)
                                                                            ---------------       --------------

    Loss before income taxes                                                    (2,094,496)       (1,861,094)

Income taxes (note 6)                                                                    -                 -
                                                                            --------------        -------------

   Net income(loss)                                                        W    (2,094,496)     $  (1,861,094)
                                                                           ================     ===============








                See accompanying notes to financial statements.

                                  eWeb21, Inc.

                        Statement of Stockholders' Equity

              For the period from January 1, 2000 to March 31, 2000




Won(thousands)                          Common    Common stock    Accumulated    Currency
                                         stock      subscribed        deficit    translation      Total
                                        -------    ------------     -----------   adjustment      -------


Balance at December 31, 1999      W 100,000        -          (16,748)                         W 83,252
  of 20,000 shares

Net loss for the period ended         -             -       (2,094,496)                      (2,094,496)
  March 31, 2000

Issuance of common stock          2,681,655   1,665,780            -                          4,347,435
                                  ---------  ----------     ----------                        ----------
  of 536,331 shares

Balance at March 31, 2000       W 2,781,655   1,665,780     (2,111,244)            -         W 2,336,191
                                 ==========  ==========    ============       ---------       ==========




                                                                                    Currency
U.S.Dollars                              Common     Common stock    Accumulated     translation
                                           stock     subscribed       deficit       adjustment      Total
                                        -----------  ----------     -------------   ----------      ------


Balance at December 31, 1999            $ 83,146      -            (14,312)                       $  68,834
  of 20,000 shares

Net loss for the period ended                 -          -      (1,861,094)                      (1,861,094)
  March 31, 2000

Issuance of common stock               2,392,731    1,490,231        -            17,203          3,900,165
                                      ----------   ----------   -----------      -------          ----------
  of 536,331 shares

Balance at March 31, 2000            $ 2,475,877    1,490,231    (1,875,406)      17,203         $ 2,107,905
                                      ==========   ==========   ============     =======          ==========


See accompanying notes to financial statements.

                               eWeb21, Inc.

                             Statement of Cash Flows

              For the period from January 1, 2000 to March 31, 2000




                                                                             Won (thousands)    U.S. dollars (note 1(j))
                                                                              ------------    ------------------------

Net Income          W                                                           (2,094,496)        $(1,861,094)
Cash flows from operating activities:
       Depreciation of property and equipment                                       73,531               66,580
       Amortization of intangible asset                                              1,936                1,720
       Non-cash payment for consulting fee                                       1,665,780            1,480,154
       Loss on foreign currency transactions, net                                   18,499               16,438
       Increase in accounts receivable                                            (121,785)            (137,857)
       Increase in advance payments                                               (400,294)            (358,144)
       Decrease in accounts payable                                               (728,672)            (628,704)
       Increase in withholdings                                                     24,503               22,176
       Increase in other payables                                                   84,545               77,233
       Increase in deferred income                                                 244,255              222,041
       Increase in currency translation adjustment                                       -               48,626
       Other, net                                                                    7,983                7,889
                                                                             -------------        -------------

           Net cash used in operating activities:                               (1,224,215)          (1,042,942)
                                                                             --------------       --------------

Cash flows from investing activities:

       Increase in short-term loans, net                                          (308,617)            (276,137)
       Increase in other investment assets                                      (1,166,515)          (1,102,018)
       Purchase of vehicles                                                        (71,267)             (64,303)
       Purchase of tools, furniture and fixtures                                  (531,791)            (483,911)
       Increase in software development costs                                     (403,569)            (364,270)
       Purchase of intangible assets                                               (48,149)             (43,444)
                                                                             --------------       --------------

           Net cash used in investing activities                                (2,529,908)          (2,334,083)
                                                                             --------------       --------------

Cash flows from financing activities:

       Increase in short-term borrowings, net                                    2,586,476            2,351,115
       Issuance of common stock                                                  1,015,875              902,500
       Increase in common stock subscribed                                       1,665,780            1,490,231
                                                                             -------------        -------------

           Net cash provided by financing activities                             5,268,131            4,743,846
                                                                             -------------        -------------

Increase in cash and cash equivalents                                            1,514,008            1,366,821

Cash and cash equivalents at beginning of year                                      25,955               22,661
                                                                             -------------        -------------

Cash and cash equivalents at end of year                                    W    1,539,963       $    1,389,482
                                                                             =============        =============






See accompanying notes to financial statements.

                                  eWeb21, Inc.

                          Notes to Financial Statements

                                 March 31, 2000

(1)  Summary  of  Significant   Accounting  Policies  and  Basis  of  Presenting
     Financial Statements

     (a)  Business overview

     eWeb21, Inc. (the "Company") was incorporated in the Republic of Korea on October 11, 1999 to engage primarily in an internet website and software development of e-marketing, e-commerce, e-design and e-advertising products and services. The products and services were developed to meet the needs of companies in the niche market of e-level marketing such as Promoweb(e-level marketing), C3 Shopping Store(e-commerce), Wizard(e-design), and Find(e-advertising).

     (b)  Basis of Presenting Financial Statements

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $1,861,094 for the period from January 1, 2000, to March 31, 2000.

     These factors indicate that the Company's continuation as a going concern is dependent upon its ability to obtain adequate financing. The Company is anticipating that with the completion of a public offering and with the resulting increase in working capital, the Company will be able to continue to develop the Company's marketing program to develop its internet presence and experience an increase in revenue. The Company will require substantial additional funds to finance its business activities on an ongoing basis and will have a continuing long-term need to obtain additional financing. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress developing its software, initiating marketing penetration and signing distributors to internet contracts. The Company plans to engage in such ongoing financing efforts on a continuing basis.

     The financial statements presented consist of the balance sheet of the Company as at March 31, 2000 and the related statements of operations, stockholders equity and cash flows for the period from January 1, 2000 to March 31, 2000.

     (c)  Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and with banks, overnight repurchase agreements and certificates of deposit with initial terms less than three months when purchased with cash. For purposes of the statement of cash flows, the Company considers financial instruments with original maturities of three months or less to be cash equivalents.

     (d)  Allowance for Doubtful Accounts

     Allowance for doubtful accounts is estimated based on management's judgment and an analysis of portfolio quality and past experience.

     (e)  Property and Equipment

     Property and equipment are stated at cost. Significant additions or improvements extending useful lives of assets are capitalized. However, normal maintenance and repairs are charged to expense when incurred.

     Depreciation is computed by the declining-balance method using rates based on estimated useful lives of the respective assets as follows:


                                    Estimated
                                  useful lives

                      Vehicles                                         5
                      Equipments and furniture                         5
                      Software purchased                               5


     (f)  Software Development Costs

     Under SFAS No.86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed", capitalization of software development costs begins upon the establishment of technological feasibility of the product, which the Company has defined as the completion of beta testing of a working product. The establishment of technological feasibility and the on going assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic life and changes in software and hardware technology. As of March 31, 2000, the Company has capitalized W408,238thousand($368,346) in software development costs.

     (g)  Recent Accounting Pronouncements

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs.

     (h)  Retirement and Severance Benefits

     Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company's estimated liability under the plan, which would be payable if all employees left on the balance sheet date, is to be accrued in the accompanying balance sheet.

     As of March 31, 2000, none of the Company's employees have been with the Company for more than one year and accordingly, no provision has been recorded for retirement and severance benefits.

     (i)  Foreign Currency Transactions

     The functional currency is the Korean Won. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date and reported in US Dollars with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at W1,108.3 to US$1, the rate of exchange on March 31, 2000. Revenue, expenses, gains and losses from foreign currency transactions are converted at the exchange rate in effect on the date on which the transaction occurred. All foreign exchange transaction gains and losses are included in the results of operations.

        Balance sheet accounts, principally in Korean currency, are translated at the current exchange rate as of the balance sheet date. The resulting translation adjustment is recorded as a separate component of shareholders' equity.

     (j)  Contingent Liabilities

     Contingent losses are generally recognized as liability when probable and reasonably estimable.

     (k)  Revenue Recognition

     The revenue of the Company consist of product sale and services of internet website software. The product sale of the software is recognized when the Company confirms and authorizes each new sub domain name. The service of the software is recognized on a prorata basis during the service period.

     The  revenue of the  Company's  sales  through C3 (Cyber  Consumer  Centre:
Shopping Mall) is recognized when members or cyber dealers order any products through our C3 mall and the actual delivery is done.

     (l)  Cost of sales

     Cost of sales relating to the internet website software consist of commission and hosting costs.

     (m)  Selling and Marketing Costs

     Selling and marketing costs are expensed as incurred W113,073thousand($100,472) for the period from January 1, 2000 to March 31, 2000. Those costs are reported under selling, general and administrative expenses on the statement of operations.

     (n)  Income Taxes

     Income tax on the earnings or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of operations except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

        Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax basis. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amounts of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

        A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

     (o)  Use of Estimates

        The preparation of financial statements in accordance with generally accepted accounting principles requires management to make a number of estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

     (p)  Unaudited Financial Information

        In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as at March 31, 2000 and the results of its operations and its cash flows for the three months ended March 31, 2000. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

     (q)  Accounting for Derivative Instruments and Hedging Activities

     SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities", requires the recognition of all derivatives as either assets or liabilities and the measurement of those instruments at fair value. SFAS No.137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No.133", issued in August 1999, postpones for one year the mandatory effective date for adoption of SFAS No. 133 to January 1, 2001.

     The Company does not currently engage in derivative trading or hedging activities; hence, SFAS No.133 and SFAS No.137 will not have a material impact on its financial position or results of operations.

(2)  Short-term Loans Receivable

     The details of the Company's balance of short-tem loans receivable as of March 31, 2000 are as follows:

                                               Won(thousands)      U.S.dollars

eWeb Internationl PTY                             294,143            $  265,400
short-term loans to employees                      11,900                10,737
                                                  -------               -------

                                                 W 306,043           $  276,137
                                                   =======              =======

(3)  Prepaid Assets

        Prepaid assets at March 31, 2000 are summarized as follows:

                                             Won (thousands)     U.S. dollars
                                              ---------------      ------------

           Advance payment                    W  609,148            $   549,623
           Advance expenses                      122,343                110,388
           Accrued revenue                         1,007                    909
           Prepaid income taxes                       35                     31
                                               ----------             ----------

                                             W   732,533             $  660,951
                                             ============            ==========

(4)  Property and equipment

        Property and equipment for the Company consist of the followings at March 31, 2000.

                                 Won(thousands)

                                   Acquisition   Accumulated
         Assets                      costs       Depreciation          Balance

   Vehicles                        71,267        W  2,679            W 68,588
   Equipments and furniture       671,582          78,870             592,712
                                  ---------         --------         ---------

   Total                        W 742,849        W 81,549           W 661,300
                                 =========        ========            ========


                                   US dollars

                                   Acquisition        Accumulated
        Assets                       costs          Depreciation        Balance

   Vehicles                       $  64,303         $   2,417         $  61,886
   Equipments and furniture         605,957            71,163           534,794
                                     ---------         ---------      ---------

   Total                          $ 670,260         $   73,580        $ 596,680
                                  =========         ==========         =========


(5)  Short-term Borrowings

     Short-term borrowings at March 31, 2000 are summarized as follows:


               Lender                        Annual Interest Rate         Won (thousands)              U.S. dollars
         ------------------                  --------------------         ---------------              ------------

             Prime Mutual Savings and                  13.0%                W     1,140,000             $   1,028,602
               Finance Company
             Sea-Hyoung Oh                              0.0%                W     2,041,251             $   1,841,786
                                                                           ---------------             -------------

                    Total                                                   W     3,181,251             $   2,870,388
                                                                             ===============             =============


(6)  Income Taxes

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     The Company is subject to corporate income tax and resident surtax normally at an aggregate rate of 30.8% on taxable income over W100,000 thousands and 17.6% on taxable income up to W100,000 thousands

     The components of the net deferred tax asset as of March 31, 2000 are as follows:

  Deferred tax asset:
                                                 Won(thousands)     U.S.dollars

  Net operating loss carry forward                   72,174            64,130
          Valuation allowance                       (72,174)          (64,130)
                                                   ----------       ----------
          Net deferred tax asset                          -                 -
                                                   ==========       ==========


(7)  Commitments and Contingencies

     (a)  Agreements with service centers

          Under the terms of the Company's service agreement with its service centers, the Company is obligated to update any information necessary for the operations of the service centers, provide analysis and guidance to the service centers' business, and arrange a formal consultations to discuss the performance and operation of the service centers. Also, the Company must administer the operation of a worldwide commission calculation system and arrange global network incentives.

     (b)  Lease agreements

          The Company has located its operating and administrative facilities at 21F Techno-mart 546-4 Kui-dong, Kwanggin-gu, Seoul, Korea pursuant to a lease agreement dated on January 1, 2000 for a term of 2 years with minimum annual rental payments as follows:

          For the period from January 1, 2000 to March 31, 2000, rent expense was $24,065.

          According to a lease terms and conditions of Korea, the Company has paid lease deposit (U$1,212,700) when the Company made lease contract. The Company could get full refund when the lease contract expired. Therefore the actual lease cost might be more than above figures.

     (c)  Consulting Agreements

          The Company has entered in an consulting agreement with Samil Accounting Corporation for a period of 1 years with annual consulting fee of $5,400.

     (d)  Retirement and Severance Benefits

          The Company's retirement and severance program is that which is required under Korean legislation. As disclosed in note 1(h), each employee is entitled to a lump-sum payment based on a number of factors when they leave the Company. The employees are fully vested in these amounts and are entitled to receive the amounts immediately upon separation.

          The management of the Company believes that the amount of the Company's retirement and severance liability as of March 31, 2000 is immaterial due to the Company's short period of operation and, therefore, did not reflect the corresponding amount of liability on the accompanying balance sheet.

          Under U.S. GAAP, in accordance with the consensus in the Financial Accounting Standards Board ("FASB") Emerging Issues Task Force ("EITF") Issue No. 88-1, the basis of provision for allowance for retirement and severance benefits liability is adequately disclosed.

(8)  Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     (a) Cash and cash equivalents, accounts receivable, short-term borrowings, and accounts payable:

          The carrying amount approximates fair value because of the nature or short maturity of those instruments.

     (b)  Other Investments:

          The fair value of other investments such as government securities which are recorded in other assets is estimated based on quoted market prices for those or similar investment. The estimated fair value of the Company's other investment at March 31, 2000 is summarized as follows:

                   Won (thousands)                U.S. dollars
                  ----------------------      ---------------------
               Carrying amount    Fair value        Carrying amount   Fair value
               ---------------   ---------------    -----------------  ---------

  Other investment  W    100           65            $      90             58


(9)  Segment and Regional Information

     All of the Company's operations are currently represented by Promoweb software sales. Sales and costs by geographic area for the period from January 1, 2000 to March 31, 2000 are as follows:

                                            eWeb Korea

             Sales of services      Sales of merchandises         Total
             ----------------------   ----------------------- ------------
                  W = won (thousands) $ = US Dollar (thousands)
Sales    W 278,778 $ 247,712  W1,216,941  $1,081,332  W1,495,719     $1,329,044
Costs
of sales   227,885   202,491     924,875     821,812   1,152,760      1,024,303
          --------  --------    --------   --------   ---------       --------

Gross
Profit  W  50,893  $ 45,221    W 292,066  $ 259,520   W 342,959       $ 304,741
        ========    =======     ========   ========    ========        ========
                                             eWeb Japan

                     Sales of services      Sales of merchandises         Total
                  ----------------------   ----------------------- ------------
                  W = won (thousands) $ = US Dollar (thousands)

   Sales          W  8,222   $ 7,306   W  45,780   $ 40,678  W 54,002  $  47,984
   Costs of slaes    6,437     5,719       34,793    30,916     41,230    36,635
                   -------   -------    ---------  --------   --------   -------

   Gross Profit  W  1,785  $  1,587   W  10,987  $  9,762  W 12,772    $ 11,349
                   =======   =======    ========    ======   =======    ========



                                         eWeb Australia
                  Sales of services      Sales of merchandises         Total


Sales        W   167  $   148   W  2,005  $  1,782      W  2,172     $  1,930
Costs
of sales         131      115      1,524     1,354      1,655           1,469
                -------  -------  --------  --------   ---------      --------

Gross
Profit W          36   $    33   W    481  $     428   W    517       $    461
                ======    ======    =======   ======    =======        =======


                                             Total

                 Sales of services      Sales of merchandises         Total
             ----------------------   -----------------------      ------------


Sales       W287,167  $ 255,166 W 1,264,726 $ 1,123,792 W 1,551,893 $ 1,378,958
Costs
of sales     234,453    208,325     961,192   854,082     1,195,645   1,062,407
            --------   --------   ---------  --------  ----------     ----------

Gros
Profit      W 52,714   $46,841     W 303,534  $ 269,710  W 356,248    $ 316,551
             =======   ========     ========   ========   ========     ========

       The balances of significant asset and liability accounts of service centers as of March 31 of 2000 are as follows:

                                                        Won (thousands)

                                               eWeb Korea     eWeb Japan   eWeb Australia       Total
           Accounts receivable            W     968,926         92,027       4,010         W 1,064,963
           Accounts payable                        -            75,510       3,048              78,558

                                                           U.S. dollars

                                               eWeb Korea      eWeb Japan  eWeb Australia     Total

           Accounts receivable             $     874,245        83,035       3,618         $  960,898
           Accounts payable                          -          68,131       2,750             70,881



(10) Comprehensive Income

     Under U.S. GAAP, the Company applies the provisions of Statement of Financial Accounting Standards ("SFAS") No.130, which requires the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) for period presented. Such a presentation is not required under Korean GAAP. As of March 31, 2000, the Company does not have any other comprehensive income (loss) items that are required for disclosure under U.S. GAAP and total comprehensive income (loss) is equal to net loss for the period from January 1, 2000 to March 31, 2000.

(11) Related Party Transactions

          a.   Inssuance of Shares of Common Stock

               As of March 31, 2000,  the Company issued an aggregate of 556,331
               shares  of  common  stock  for  an  aggregate   consideration  of
               W2,781,655 thousands(U$2,475,877) as follows:

               239,922 shares to Sea-Hyoung Oh for W450,000 thousands(US$396,261) cash and W749,610 thousands(U$670,612) in additional consulting fee; 133,289 shares to Paul Lambert and Edward George Spear W250,000 thousands(U$220,496) cash and
               W416,445 thousands (U$372,558) in additional consulting fee respectively ; 26,656 shares to Hyo-Sung Choi for W50,000 thousands(U$44,731) cash and W83,280 thousands ($74,503) in additional consulting fee.

          b.   Software Development

               For the period January 1, 2000 to March 31, 2000, the Company paid approximately $314,465 to eWeb Ltd. for the development of computer software. eWeb Ltd. is partnership between Paul Lambert, Charlie Oh and Edward George Spear.

(12) Common Stock

          (a)  Description

               The Company was incorporated in the Republic of Korea on October 11, 1999 and is authorized to issue 3,000,000 shares of common stock, $4.16 par value each share.

          (b)  Issuance of Shares of Common Stock.

               (1) On October 11, 1999, the Company sold an aggregate of 20,000 shares of common stock for an aggregate consideration of $83,146 or $4.16 per share as follows: 10,000 shares of common stock to Sea-Hyoung Oh (President); 5,000 shares of common stock to Paul Lambert (Chairman) and 5,000 shares of common stock to Edward Spear.

               (2) For the period from January 1, 2000 to March 31, 2000, the Company sold an aggregate of 536,331 shares of common stock for an aggregate consideration of W2,681,655 thousand($2,392,731).

(13) Economic Environment

     The Republic of Korea is believed to have overcome the economic crisis that began in late 1997 in Korea and in the Asia Pacific region in general. Nevertheless, it would be premature to be complacent about the economic recovery given, among other factors, the remaining residual effects of the crisis, which could have a continuing impact on the economy.

     The accompanying financial statements reflect management's current assessment of the impact to date of the economic situation on the financial position of the Company. Actual results could differ from management's current assessments and such differences could be material

(14) Development Stage Company

     The Company is considered to be a development stage company with little operating history. The Company is dependent upon the financial resources of the Company's management and from the net proceeds of private placements for its continued existence. The Company will also be dependent upon its ability to raise additional capital to complete its marketing plans, acquire additional equipment, management talent, and working capital to engage in any profitable business activity. Since its organization, the Company's activities have been limited to the preliminary development of its website, development of its infrastructure for basic staffing and management, hiring personnel and acquiring equipment and office space, development of its internet technology and preparation of documentation and the sale of a registered offering through its parent Company D-Lanz.